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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 31, 2006 (except for the last three paragraphs of Note 10, as to which the date is October 12, 2006), in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-134709) and related Prospectus of Trubion Pharmaceuticals, Inc. for the registration of shares of its common stock.

                                             /s/ Ernst & Young LLP
Seattle, Washington
October 16, 2006